Exhibit 99.2

The information provided in this Exhibit is presented only in connection with the reporting changes described in the accompanying Form 8-K. This information does not reflect events occurring after February 28, 2019, the date we filed our 2018 Form 10-K, and does not modify or update the disclosures therein in any way, other than as required to reflect FMC Lithium as a discontinued operation, as described in the Form 8-K and set forth in Exhibits 99.1 through 99.4 attached thereto. You should therefore read this information in conjunction with the 2018 Form 10-K filed with the Securities and Exchange Commission on February 28, 2019 and in conjunction with our June 30, 2019 Form 10-Q filed with the Securities and Exchange Commission on July 31, 2019.

PART II

ITEM 6.	SELECTED FINANCIAL DATA
SELECTED CONSOLIDATED FINANCIAL DATA
The selected consolidated financial and other data presented below for, and as of the end of, each of the years in the five-year period ended December 31, 2018, are derived from our consolidated financial statements. The selected consolidated financial data should be read in conjunction with our consolidated financial statements for the year ended December 31, 2018.

	Year Ended December 31,
(in Millions, except per share data)	2018	2017	2016	2015	2014
Income Statement Data:
Revenue	$4,285.3	$2,531.2	$2,274.8	$2,252.9	$2,173.8
Income from continuing operations before equity in (earnings) loss of affiliates, non-operating pension and postretirement charges (income), interest expense, net and income taxes	740.9	158.5	197.8	(131.0)	231.0
Income (loss) from continuing operations before income taxes	608.4	95.8	111.6	(222.1)	180.7
Income (loss) from continuing operations	$537.6	$(133.1)	$73.4	$(223.4)	$169.8
Discontinued operations, net of income taxes (1)	(26.1)	671.5	138.3	721.9	152.3
Net income (loss)	$511.5	$538.4	$211.7	$498.5	$322.1
Less: Net income (loss) attributable to noncontrolling interest	9.4	2.6	2.6	9.5	14.6
Net income (loss) attributable to FMC stockholders	$502.1	$535.8	$209.1	$489.0	$307.5
Amounts attributable to FMC stockholders:
Continuing operations, net of income taxes	$531.4	$(135.7)	$71.1	$(232.8)	$160.0
Discontinued operations, net of income taxes	(29.3)	671.5	138.0	721.8	147.5
Net income (loss)	$502.1	$535.8	$209.1	$489.0	$307.5
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$3.94	$(1.01)	$0.53	$(1.74)	$1.20
Discontinued operations	(0.22)	5.00	1.03	5.40	1.10
Net income (loss)	$3.72	$3.99	$1.56	$3.66	$2.30
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$3.91	$(1.01)	$0.53	$(1.74)	$1.19
Discontinued operations	(0.22)	5.00	1.03	5.40	1.10
Net income (loss)	$3.69	$3.99	$1.56	$3.66	$2.29
Balance Sheet Data:
Total assets	$9,974.3	$9,206.3	$6,139.3	$6,325.9	$5,326.0
Long-term debt	2,531.0	3,094.2	1,801.2	2,037.8	1,140.9
Other Data:
Cash dividends declared per share	$0.900	$0.660	$0.660	$0.660	$0.600
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Table of Contents

(1)
Discontinued operations, net of income taxes includes, in periods up to their respective dispositions, our discontinued FMC Lithium, FMC Health and Nutrition, FMC Peroxygens and FMC Alkali Chemicals division. It also includes other historical discontinued gains and losses related to adjustments to our estimates of our retained liabilities for environmental exposures, general liability, workers’ compensation, postretirement benefit obligations, legal defense, property maintenance and other costs, losses for the settlement of litigation and gains related to property sales. Amount in 2017 includes the divestiture gain associated with FMC Health and Nutrition. Amount in 2015 includes the divestiture gain associated with the FMC Alkali Chemicals division sale while 2014 includes charges associated with the sale of the FMC Peroxygens business.

FORWARD-LOOKING INFORMATION
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: We and our representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations within, in our other filings with the SEC, and in reports or letters to our stockholders.
In some cases, we have identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the risk factors listed in Item 1A of Exhibit 99.1 in this Form 8-K. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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